Exhibit 99.1

___________________________________________________________________

Engility Reports Second Quarter 2014 Results

•	Second quarter revenue of $364 million and GAAP diluted EPS of $0.61

•	Adjusted operating margin of 8.1% and adjusted diluted EPS of $0.83

•	Second quarter 2014 cash flow from operations of $32 million, driven by improved DSOs

•	Book-to-bill ratio of 0.8x for the second quarter 2014

•	Updates 2014 Outlook

CHANTILLY, VA - August 7, 2014, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results

Total revenue for the second quarter of 2014 was $364 million and operating income was $23 million. Adjusted operating income for the second quarter was $30 million. Operating margin for the second quarter of 2014 was 6.4% and adjusted operating margin for the same period was 8.1%. Net income attributable to Engility was $11 million, or $0.61 per diluted share. Adjusted net income attributable to Engility was $15 million, or $0.83 per diluted share. Our adjusted net income and adjusted operating margin excludes $1 million of restructuring and legal and settlement costs, and $2 million of additional amortization of intangible asset expenses and $4 million of integration costs associated with our acquisition of Dynamics Research Corporation (DRC). Information about our use of non-GAAP financial information is provided below under “Non-GAAP Measures”.
“Our second quarter revenue results were in-line with our internal expectations and our adjusted bottom line results exceeded our plan. We continue to effectively manage what we can control,” said Tony Smeraglinolo, President and CEO of Engility. “We delivered strong cash flow results and reported a significantly reduced DSO level for the quarter, and we are progressing ahead of schedule on the operational and strategic integration of our DRC acquisition. We are continuing to leverage our combined portfolio of contract vehicles and capabilities to pursue larger and more strategic programs."
“Although we experienced a sequential and year-over-year increase in funded orders, contract solicitations and award activity remain slow. We continue to be encouraged by the quality of our pipeline and the amount of bids we have submitted to our customers that are awaiting decision. As we look forward, we remain optimistic about our business and opportunities for continued success. We have accomplished a great deal since our spin-off two years ago. We have added significant talent to our team through our acquisition of DRC, delivered strong program performance, increased our win rates and won prime positions on the right contract vehicles."

Key Performance Indicators

•	Contract funded orders in the second quarter of 2014 were $304 million, representing a book-to-bill ratio of 0.8x.

•	Funded backlog at the end of the 2014 second quarter was $522 million.

•	Days sales outstanding (DSO) at the end of the 2014 second quarter, net of advanced payments, was 70 days.

•	Cash flow from operations was $32 million for the second quarter of 2014.

Significant Second Quarter 2014 Awards

•
Awarded a $60 million single award indefinite-delivery/indefinite-quantity contract to provide training to enhance the ability of U.S. Agency for International Development (USAID) staff to design, implement and monitor development activities around the world. Under this new opportunity, Engility training and learning specialists will assist USAID with designing, developing and delivering professional development for USAID employees in more than 80 countries. This will be accomplished through a combination of instructor-led training, web-based training, distance learning, and facilitation services.

•
Awarded a $13.4 million firm-fixed price recompete contract to support the Secure Payment System (SPS) of the U.S. Department of Treasury. SPS provides secure transmission of payment data and strongly auditable certification of payments for the U.S. Government. Engility, through a system they developed for the Bureau of the Fiscal Service’s Payment Management, will support the processing of more than one billion transactions with an estimated annual value of $2.5 trillion.

•
Awarded an $11 million cost plus fixed fee contract to provide Landing Craft, Air Cushion (LCAC) Technical Support Activity Logistics and Technical Library Support to the Naval Surface Warfare Center, Panama City Division. Under this recompete award, Engility will provide logistics services to support sustainment of legacy logistics products, manage Fleet Modernization Program support, develop logistics support for new equipment introduced into the LCAC program, and provide related technical documentation.

•
Awarded a $10.1 million cost plus fixed fee contract to provide technical advisory services to the USAID Guatemala office and the Guatemalan government to support the development and implementation of a low emissions development strategy (LEDS). Under this new award, Engility will support USAID Guatemala, the Guatemalan government, the Guatemalan private sector, academia and non-governmental organizations. This team will build local capacity to help implement emissions reduction projects related to large-and-small-scale agriculture, natural resource management and other forms of land use.

2014 Outlook

We are updating the fiscal year 2014 financial guidance we issued on May 12, 2014 based on our financial results for the first six months of 2014 and our outlook for the remainder of the year. We are revising our revenue guidance primarily as a result of continued contract solicitation and award delays. Despite lower revenue expectations, we anticipate our GAAP diluted EPS and our adjusted diluted EPS will be towards the low-end of our original guidance range as a result of our continuing focus on cost efficiencies. Our operating cash flow guidance is unchanged as a result of our improved DSO performance. The table below summarizes our fiscal year 2014 guidance.

	Current Outlook for Fiscal Year 2014	Prior Outlook for Fiscal Year 2014
Revenue	$1.35 billion - $1.45 billion	$1.45 billion - $1.55 billion
Adjusted Diluted EPS (1) (2)	$2.70 - $2.90	$2.70 - $3.20
GAAP Diluted EPS (1)	$2.24 - $2.44	$2.24 - $2.70
Operating cash flow	$95 million - $105 million	$95 million - $105 million

(1) 2014 GAAP and adjusted diluted EPS guidance assumes weighted-average shares outstanding of approximately 18.2 million and a full year effective tax rate of 39.0%. It also includes eleven months of DRC’s expected financial results as the acquisition closed on January 31, 2014.

(2) Our adjusted diluted EPS guidance excludes an estimated $6.2 million, or $0.21 per share, of additional amortization of intangible asset expenses, and approximately $7.0 to $8.0 million, or $0.24 to $0.27 per share, of estimated integration costs associated with the DRC acquisition. The adjusted diluted EPS guidance also excludes an estimated $1.0 million, or $0.03 per share, of restructuring costs.

Non-GAAP Measures

The tables under “Engility Holdings, Inc. Reconciliation of Non-GAAP Measures” present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles (“Non-GAAP Measures”). Engility has provided these Non-GAAP Measures to adjust for the impact of transaction and integration costs and amortization expenses related to our acquisition of DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

CONFERENCE CALL INFORMATION

Engility will host a conference call at 5 P.M. ET on August 7, 2014, to discuss the financial results for our second quarter of 2014.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes our 2014 second quarter results. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.

Listeners also may participate in the conference call by dialing (866) 271-5140 (domestic) or (617) 213-8893 (international) and entering pass code 78586207.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 14, 2014 at (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering pass code 92899797.

ABOUT ENGILITY

Engility is a pure-play government services contractor providing highly skilled personnel wherever, whenever they are needed in a cost-effective manner. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, and more recent periodic reports, which have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Corporate Communications and Media:                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2014	June 28, 2013	Change	June 30, 2014	June 28, 2013	Change
Revenue	$363,690	$377,332	$(13,642)	$702,514	$739,007	$(36,493)
Costs and expenses
Cost of revenue	311,686	328,103	(16,417)	604,075	643,594	(39,519)
Selling, general and administrative expenses	28,892	19,936	8,956	55,642	36,233	19,409
Total costs and expenses	340,578	348,039	(7,461)	659,717	679,827	(20,110)
Operating income	23,112	29,293	(6,181)	42,797	59,180	(16,383)
Interest expense, net	3,139	5,757	(2,618)	6,196	11,541	(5,345)
Other income, net	47	44	3	47	73	(26)
Income before income taxes	20,020	23,580	(3,560)	36,648	47,712	(11,064)
Provision for income taxes	7,528	9,292	(1,764)	14,339	18,645	(4,306)
Net income	12,492	14,288	(1,796)	22,309	29,067	(6,758)
Less: Net income attributable to non-controlling interest	1,587	1,226	361	2,533	2,227	306
Net income attributable to Engility	$10,905	$13,062	$(2,157)	$19,776	$26,840	$(7,064)

Net income per share attributable to Engility
Basic	$0.64	$0.77	$(0.13)	$1.16	$1.60	$(0.44)
Diluted	$0.61	$0.74	$(0.13)	$1.10	$1.53	$(0.43)

Weighted average number of shares outstanding
Basic	17,094	16,870		17,044	16,826
Diluted	18,023	17,625		17,959	17,503

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	June 30, 2014	December 31, 2013
Assets:
Current assets:
Cash and cash equivalents	$22,691	$29,003
Receivables, net	302,933	286,272
Other current assets	24,533	25,892
Total current assets	350,157	341,167
Property, plant and equipment, net	20,267	11,895
Goodwill	643,211	477,604
Identifiable intangible assets, net	131,250	92,205
Other assets	10,516	7,183
Total assets	$1,155,401	$930,054
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$13,750	$10,000
Accounts payable, trade	34,735	28,286
Accrued employment costs	65,237	49,582
Accrued expenses	64,342	63,843
Advance payments and billings in excess of costs incurred	20,660	19,087
Deferred income taxes, current and income taxes payable	4,404	10,693
Other current liabilities	16,913	17,928
Total current liabilities	220,041	199,419
Long-term debt	346,375	187,500
Income tax payable	78,907	77,494
Other liabilities	42,144	22,487
Total liabilities	$687,467	$486,900

Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of June 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 17,601 shares issued and outstanding as of June 30, 2014 and 17,238 shares issued and outstanding as of December 31, 2013	176	172
Additional paid in capital	766,624	761,119
Accumulated deficit	(311,190)	(330,911)
Non-controlling interest	12,324	12,774
Total equity	467,934	443,154
Total liabilities and equity	$1,155,401	$930,054

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	2014	2013
Operating activities:
Net income	$22,309	$29,067
Share-based compensation	4,884	4,440
Depreciation and amortization	9,997	7,629
Amortization of bank debt fees	840	1,757
Deferred income taxes	(3,960)	5,984
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	26,811	1,173
Other assets	9,198	8,505
Accounts payable, trade	(8,987)	10,920
Accrued employment costs	(1,241)	(6,082)
Accrued expenses	(4,185)	(11,533)
Advance payments and billings in excess of costs incurred	1,264	(11,371)
Other liabilities	(13,497)	(5,554)
Net cash provided by operating activities	43,433	34,935
Investing activities:
Acquisitions, net of cash	(207,250)	—
Capital expenditures	(1,637)	(911)
Net cash used in investing activities	(208,887)	(911)
Financing activities:
Gross borrowings from issuance of long-term debt	75,000	—
Repayment of long-term debt	(6,875)	(12,562)
Gross borrowings from revolving credit facility	288,000	14,500
Repayments of revolving credit facility	(193,500)	(14,500)
Debt issuance costs	(1,106)	—
Proceeds from share-based payment arrangements	1,309	772
Payment of employee withholding taxes on share-based compensation	(2,334)	(1,037)
Excess tax deduction on share-based compensation	1,642	—
Distributions to non-controlling interest member	(2,994)	(998)
Net cash provided by (used in) financing activities	159,142	(13,825)
Net change in cash and cash equivalents	(6,312)	20,199
Cash and cash equivalents, beginning of period	29,003	27,021
Cash and cash equivalents, end of period	$22,691	$47,220

ENGILITY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.
Adjusted Operating Income and Adjusted Operating Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 28, 2013	June 30, 2014	June 28, 2013
Operating income	$23,112	$29,293	$42,797	$59,180

Adjustments
Acquisition and integration-related expenses excluding amortization	3,967	—	6,110	—
Year-one acquisition-related amortization	1,683	—	2,805	—
Restructuring costs	513	—	513	—
Legal and settlement costs	230	3,228	230	3,228
Adjusted operating income	$29,505	$32,521	$52,455	$62,408

Operating margin	6.4%	7.8%	6.1%	8.0%
Adjusted operating margin	8.1%	8.6%	7.5%	8.4%

ENGILITY HOLDINGS, INC.
Adjusted Earnings Per Share
(in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 28, 2013	June 30, 2014	June 28, 2013
Adjusted operating income	$29,505	$32,521	$52,455	$62,408

Other items
Interest expense, net	3,139	5,757	6,196	11,541
Other income, net	47	44	47	73
Adjusted income before income tax	26,413	26,808	46,306	50,940

Provision for income taxes (1)	9,932	10,564	18,046	19,917
Adjusted net income	16,481	16,244	28,260	31,023

Net income attributable to non-controlling interest	1,587	1,226	2,533	2,227
Adjusted net income attributable to Engility	$14,894	$15,018	$25,727	$28,796

Adjusted diluted earnings per share attributable to Engility	$0.83	$0.85	$1.43	$1.65

GAAP Net income attributable to Engility	$10,905	$13,062	$19,776	$26,840

GAAP diluted earnings per share attributable to Engility	$0.61	$0.74	$1.10	$1.53

Diluted weighted average number of shares outstanding	18,023	17,625	17,959	17,503

(1) Current quarter tax provision is calculated at the current quarter tax rate.

ENGILITY HOLDINGS, INC.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2014	June 28, 2013	June 30, 2014	June 28, 2013
Net income	$12,492	$14,288	$22,309	$29,067

Interest, taxes, and depreciation and amortization
Interest expense	3,139	5,757	6,196	11,541
Provision for income taxes	7,528	9,292	14,339	18,645
Depreciation and amortization	5,354	4,236	9,997	7,629
EBITDA	$28,513	$33,573	$52,841	$66,882

Adjustments to EBITDA
Acquisition and integration-related expenses excluding amortization	3,967	—	6,110	—
Restructuring costs	513	—	513	—
Legal and settlement costs	230	3,228	230	3,228
Adjusted EBITDA	$33,223	$36,801	$59,694	$70,110

EBITDA Margin	7.8%	8.9%	7.5%	9.1%
Adjusted EBITDA Margin	9.1%	9.8%	8.5%	9.5%